AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AGREEMENT dated as of the 1st day of October 1997, between IGI, Inc., a Delaware corporation having its principal place of business at Wheat Road and Lincoln Avenue, Buena NJ 08310 (the "Company") and Edward B. Hager ("Employee") residing at Pinnacle Mountain Farms, Lyndeboro, New Hampshire 30382 hereby amends that certain Employment Agreement dated as of the 1st day of January 1990, which was previously amended on March 11, 1993 and March 14, 1995.

     The Company and Employee hereby agree as follows:

1. Article 2, Duties, is hereby amended to provide that subsequent to December 31, 1999, Employee shall be required to devote one week per month rather than his entire time and energies in performing services on behalf of the Company.

2. Article 4(a), Base Compensation, is hereby amended to provide that the Company shall pay the Employee the following amounts as compensation for services rendered during each of the following calendar year periods as stipulated below:

            Year                                    Base Compensation
            ----                                    -----------------
            1997                                         $285,000
            1998                                         $250,000
            1999                                         $174,180
            2000                                         $174,180
            2001                                         $174,180
            2002                                         $174,180
            2003                                         $174,180
            2004                                         $174,180
            2005                                         $174,180

3. Article 7(d), Termination of Employment, is hereby amended to provide that in the event the Employee dies subsequent to December 31, 1999, the Employee's heirs or assigns shall be entitled to receive the present value of any remaining unpaid Base Compensation through the year 2005 as listed above. Such payment shall be made by the Company to the Employee's heirs or assigns within sixty days of the Employee's death.

4. In all other respects, all of the provisions of the Employment Agreement dated January 1, 1990 as amended, are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement this 1st day of October, 1997.


                                           IGI, Inc.


                                           By: /s/ John P. Gallo
                                               -----------------------------
                                               John P. Gallo
                                               President & Chief Operating
                                               Officer


                                           By: /s/ Edward B. Hager
                                               -----------------------------
                                               Edward B. Hager
                                               Chairman of the Board &
                                               Chief Executive Officer